Exhibit 99.1

Ciber, Inc.
6312 S. Fiddler's Green Circle, Suite 600E
Greenwood Village, CO 80111
www.ciber.com

CIBER REPORTS FIRST QUARTER 2016 RESULTS

GREENWOOD VILLAGE, Colo., May 5, 2016 – Ciber, Inc. (NYSE: CBR), a leading global information technology consulting, services and outsourcing company, today reported results for the first quarter of 2016.

"We had a number of positive developments during the first quarter, including one of our strongest year-over-year bookings increases in recent periods, driven by last year’s focus on product, sales and marketing investments. Nonetheless, it was a challenging period as weaker bookings during the first half of 2015, as well as our focus on removing poor business and a more rigorous financial review of new deals, resulted in a substantial revenue decline and greater margin pressure early in 2016," said President and Chief Executive Officer Michael Boustridge. "Looking forward, Ciber’s booking results are expected to show continued improvement, which we believe will lead to better revenue and margin results in the second half of the year."

Revenue of $175.1 million fell 11% in constant currency and 13% in U.S. dollars compared with last year’s first quarter. The North America segment posted revenue of $99.6 million, down 6% from the year-ago first quarter and down 8% compared to the fourth quarter of 2015. Revenue in the International segment was $76.0 million for the first quarter of 2016, down 16% in constant currency and 21% in U.S. dollars compared to the year-ago first quarter. Compared to the fourth quarter of 2015, International revenue was down 12% in constant currency and 13% in U.S. dollars. Overall company gross margin was 23.3%, down from 25.6% in the prior year and 25.3% in the prior quarter.

GAAP loss from continuing operations was $95.3 million for the first quarter. Adjusted operating loss was $8.5 million before goodwill impairment, amortization and restructuring charges of $86.9 million. First quarter profitability reflects investments of approximately $2 million in new growth initiatives, mainly Ciber Momentum, Ciber Transformation Services™, and Talent Services.

Adjusted net loss from continuing operations for the first quarter of 2016, before goodwill impairment, amortization and restructuring charges was $10.1 million, or $0.13 per share compared to adjusted net income of $4.1 million, or $0.05 per share in the first quarter of 2015. GAAP net loss from continuing operations was $97.0 million in the quarter or $1.21 per share. GAAP results include a non-cash impairment charge in the first quarter of 2016 of $85.9 million. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

Christian Mezger, Chief Financial Officer, commented, "We are focused on further reductions to our cost structure and increasing cash flow to improve future results."

Business Highlights

•	Ciber signed a new agreement for an Oracle ERP implementation with the School District of Manatee County, which provides education to more than 48,000 students and employs over 6,100 people.

•
The Family Health Network signed a contract with Ciber to move their systems to the Oracle cloud, making it easier for them to advance their mission to provide access to cost effective quality care for people who could not otherwise afford it.

•
Ciber signed a new agreement with Interval Leisure Group (ILG), a leading global provider of membership and leisure services to the vacation industry. Ciber will lead the ERP transition of ILG’s new subsidiary, Vistana Signature Experiences, from SAP Financials to their platform of Oracle PeopleSoft Financials to provide shared and common processes, procedures, and reporting.  Vistana is a leading developer, marketer and manager of high-end vacation ownership resorts.

•
Ciber extended a mobile solution development and support relationship begun in 2011 with ConnectYourCare (CYC), one of the largest providers of health benefit account administration in the United States. The agreement includes Ciber design and development of the CYC mobile applications for the iTunes App Store, Android Market and Windows Phone App Store. Ciber currently performs all maintenance and enhancements for this market-leading solution.

•
A Netherlands-based energy company signed a two-year contract extension with Ciber for managed services. This contract contains all services needed to operate two data centers located at power plants and the network connections to the plants. All services require 24x7 support as these power plants are a critical part of the Netherlands' utility grid.

•
The world’s largest provider of regulatory and ethical review services in the clinical research space selected Ciber as a strategic partner to leverage its expertise in Microsoft technologies employed in the areas of application development and modernization and quality assurance and testing.

Capital Deployment and Liquidity

Ciber's cash balance at the end of the first quarter of 2016 was $18.4 million. The outstanding balance on the credit facility was $39.5 million. At the end of the fourth quarter of 2015, Ciber's cash balance was $20.4 million and the outstanding balance on the credit facility was $33.5 million.

Cash flow used in operating activities (continuing operations) year-to-date through March 31, 2016 was $3.4 million, compared with cash usage of $33.6 million in the first quarter of 2015. Declining revenue in the first quarter of 2016 led to a decreased debt capacity on our credit facility and the execution of prudent cash management activities. Days Sales Outstanding (DSO) were 71 days, an increase of eight days versus the prior year quarter and an increase of seven days versus the fourth quarter of 2015. Capital expenditures totaled $5.3 million for the first quarter 2016 compared to $1.2 million in the year-earlier quarter.

Goodwill Impairment Charge

Ciber recorded a non-cash goodwill impairment charge in the 2016 first quarter of $85.9 million, or $1.07 per diluted share, for the write-down of goodwill related to its International segment.  A sustained decrease in the Company’s stock price and lower than expected earnings during the first quarter of 2016 resulted in a potential indicator of goodwill impairment. Ciber compared the carrying value of its segments versus fair value as of March 31, 2016. The analysis concluded that the fair value of Ciber’s International segment was below its carrying value.  The non-cash impairment charge impacts neither the Company’s future performance nor compliance with debt covenants under its revolving credit agreement. Ciber’s balance sheet after the impairment charge includes $39.4 million in goodwill in its International segment.

Continuing Operations

For a recap of historical comparisons, please refer to Ciber's SEC filings on forms 10-Q and 8-K. These filings may be found in the Investor Relations section of the Company's website at http://www.ciber.com.

Investor and Analyst Conference Call

Ciber President and Chief Executive Officer Michael Boustridge and Executive Vice President and Chief Financial Officer Christian Mezger invite you to participate in a conference call or audio-cast today at 8:30 a.m. Eastern Time to discuss the Company's financial results.

The press release and live audio-cast of the conference call will be available on the Events & Presentations section of the corporate website. To participate in the conference call, dial 877-407-8293 (U.S.) or +1-201-689-8349 (outside the U.S.) ten minutes prior to the start of the call.

A replay of the call and webcast will be available one hour after the call ends through June 30, 2016. To access the telephone replay, dial 877-660-6853 (U.S.) or +1-201-612-7415 (outside the U.S.) and enter conference ID: 13634137.

The webcast replay will be available on the Events & Presentations section of the corporate website.

Non-GAAP Financial Information

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America ("U.S. GAAP"), we also present certain non-GAAP measurements because management believes that these metrics provide meaningful supplemental information useful to investors and other users of our financial statements in evaluating our operating performance because they provide an additional measure to evaluate our performance without regard to special and non-core items, which can vary substantially from company to company and from period to period. These non-GAAP measurements should be viewed as supplements to (not substitutes for) our results of operations presented under U.S. GAAP, and include: "constant currency;" "adjusted operating income," "adjusted operating margin," "adjusted net income/loss from continuing operations," "adjusted net income/loss per share," and "adjusted SG&A expenses." Reconciliations of non-GAAP measures to the nearest comparable U.S. GAAP measures are available in the schedules accompanying this release. These reconciliations may also be found in the Investor Relations section of the Company's website at http://www.ciber.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to our operations, results of operations and other matters that are based on our current expectations, estimates, forecasts and projections. Words, such as "anticipate," "believe," "could," "expect," "estimate," "intend," "may," "opportunity," "plan," "positioned," "potential," "project," "should," and "will" and similar expressions, are intended to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by our forward-looking statements include, but are not limited to, related to: our ability to continue to evolve our business model, offerings, products and services, and to execute on the key elements of our strategic plan or the success of our strategic plan; volatile, uncertain or negative economic conditions and the impacts of economic conditions on our clients' operations and technology spending; a data security or privacy breach; fluctuations or lack of growth in the market for IT services; our ability to maintain our utilization rates and control our costs; our ability to keep pace with rapid changes in technology; the termination or cancellation of a contract by a significant client; the highly competitive nature of the U.S. and International IT services industry; quarterly variance in our revenues, operating results and profitability that could impact our stock price; damage to our professional reputation and/or legal liability if our clients are not satisfied with our services; the accuracy of our estimates of the cost of engagements conducted on a fixed-price basis; third party vendors performing our services and the potential for harm to our reputation; our ability to improve our operations, finances and systems; our ability to enter, operate and compete effectively in new geographic markets; the value of our brand and reputation and any damage thereto; an adverse outcome of litigation which could subject us to damage awards; our reliance on a few customers for a large portion of our revenues; our ability to continue to retain and attract qualified sales, delivery and technical employees; our relationships with software vendors and the potential loss of any significant software vendor; our ability to protect our intellectual property rights from unauthorized use or infringement; the potential for infringement by our services or solutions on the intellectual property rights of others or the potential loss of our ability to utilize rights we claim in intellectual property; our ability to collect our receivables; our international operations; operational limitations of our credit facility and our potential need for and the availability of additional capital to support our business; the resources committed to new offerings and the potential impact on our profitability if our business does not grow proportionately; disruptions that may impact our results of operations and from which we may not recover; our compliance with applicable laws and regulations; losses we may incur that may not be fully covered by our insurance policies; our ability to identify, acquire, or integrate businesses or enter into joint ventures; further impairment in the carrying value of our goodwill; contracts with various public sector agencies; our anti-takeover defenses that could make it difficult for another company to acquire control of Ciber or limit the price investors might be willing to pay for our stock; the potentially conflicting interests of our institutional shareholders; and issues that could arise during the implementation of our Enterprise Resource Planning system.

For a more detailed discussion of these factors, see the information under the "Risk Factors" heading in our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Report on Form 10-Q for the three months ended March 31, 2016, when filed with the Securities and Exchange Commission ("SEC") and other documents filed with or furnished to the SEC. Other than as required by law, we undertake no obligation to publicly update any forward-looking statements in light of new information or future events. Readers are cautioned not to put undue reliance on forward-looking statements.

About Ciber, Inc.

Ciber is a global IT consulting company with approximately 6,000 employees in North America, Europe and Asia/Pacific, and nearly $1 billion in annual business. Ciber partners with organizations to develop technology strategies and solutions that deliver tangible business value. Founded in 1974, the company trades on the New York Stock Exchange (NYSE: CBR). For more information, visit www.ciber.com and follow us on Twitter, LinkedIn, Facebook, Google Plus and our blog.

###

Contact:

Scott Kozak
Investor Relations
303-967-1379
skozak@ciber.com

Kelly Butler
Media Relations
972-244-8082
kbutler@ciber.com

Exhibit 99.1

Ciber, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
REVENUES
Consulting services	$166,238	$191,054
Other revenue	8,813	10,951
Total revenues	175,051	202,005

OPERATING EXPENSES
Cost of consulting services	129,443	143,795
Cost of other revenue	4,864	6,495
Selling, general and administrative	49,223	45,718
Goodwill Impairment	85,923	—
Amortization of intangible assets	593	—
Restructuring charges	345	61
Total operating expenses	270,391	196,069

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS	(95,340)	5,936

Interest expense	(544)	(314)
Other expense, net	(132)	(153)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(96,016)	5,469
Income tax expense	948	1,251

INCOME (LOSS) FROM CONTINUING OPERATIONS	(96,964)	4,218
Loss from discontinued operations, net of income tax	(36)	(42)

CONSOLIDATED NET INCOME (LOSS)	(97,000)	4,176
Net income attributable to noncontrolling interests	20	2

NET EARNINGS (LOSS) ATTRIBUTABLE TO CIBER, INC.	$(97,020)	$4,174

Basic and diluted earnings (loss) per share attributable to Ciber, Inc.:
Continuing operations	$(1.21)	$0.05
Discontinued operations	—	—
Basic and diluted earnings (loss) per share attributable to Ciber, Inc.	$(1.21)	$0.05

Weighted average shares outstanding:
Basic	80,210	78,727
Diluted	80,210	79,537

Exhibit 99.1

Ciber, Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$18,412	$20,404
Accounts receivable, net of allowances of $2,438 and $2,130, respectively	160,616	169,501
Prepaid expenses and other current assets	26,440	26,340
Total current assets	205,468	216,245

Property and equipment, net of accumulated depreciation of $35,597 and $37,849, respectively	21,214	22,447
Goodwill	173,115	256,736
Intangibles, net	2,792	—
Other assets	5,059	6,843

TOTAL ASSETS	$407,648	$502,271

LIABILITIES AND EQUITY
Liabilities:
Current liabilities:
Current portion of long-term debt	$4,463	$—
Accounts payable	27,410	34,980
Accrued compensation and related liabilities	35,831	31,152
Deferred revenue	12,071	14,238
Income taxes payable	957	575
Other accrued expenses and liabilities	24,977	29,384
Total current liabilities	105,709	110,329

Long-term debt	34,437	32,680
Deferred income taxes	31,263	30,571
Other long-term liabilities	7,058	8,794
Total liabilities	178,467	182,374

Commitments and contingencies (see Note 9)

Equity:
Ciber, Inc. shareholders' equity:
Preferred stock, $0.01 par value, 1,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 80,391 and 80,057 shares issued, respectively	804	801
Treasury stock, at cost, 22 and 32 shares, respectively	(47)	(113)
Additional paid-in capital	371,317	369,228
Accumulated deficit	(115,354)	(17,903)
Accumulated other comprehensive loss	(28,145)	(32,702)
Total Ciber, Inc. shareholders' equity	228,575	319,311
Noncontrolling interests	606	586
Total equity	229,181	319,897

TOTAL LIABILITIES AND EQUITY	$407,648	$502,271

Exhibit 99.1

Ciber, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income (loss)	$(97,000)	$4,176
Adjustments to reconcile consolidated net income (loss) to net cash used in operating activities:
Loss from discontinued operations	36	42
Goodwill impairment	85,923	—
Depreciation	1,523	1,357
Amortization of intangible assets	593	—
Deferred income tax expense	1,274	1,313
Provision for (recovery of) doubtful receivables	308	(149)
Share-based compensation expense	1,951	1,756
Amortization of debt costs	189	143
Other, net	4	2,728
Changes in operating assets and liabilities:
Accounts receivable	10,052	(5,429)
Other current and long-term assets	666	(3,507)
Accounts payable	(7,877)	(8,553)
Accrued compensation and related liabilities	4,700	(23,231)
Other current and long-term liabilities	(5,396)	(4,032)
Income taxes payable/refundable	(330)	(191)
Cash used in operating activities — continuing operations	(3,384)	(33,577)
Cash used in operating activities — discontinued operations	(128)	(127)
Cash used in operating activities	(3,512)	(33,704)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment, net	(5,298)	(1,215)
Cash used in investing activities — continuing operations	(5,298)	(1,215)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on long-term debt	43,613	91,341
Payments on long-term debt	(37,638)	(83,563)
Employee stock purchases and options exercised	141	456
Purchase of shares for employee tax withholdings	(365)	(398)
Purchase of noncontrolling interest	—	—
Purchase of treasury stock	—	(762)
Cash provided by financing activities — continuing operations	5,751	7,074
Effect of foreign exchange rate changes on cash and cash equivalents	1,067	(1,298)
Net decrease in cash and cash equivalents	(1,992)	(29,143)
Cash and cash equivalents, beginning of period	20,404	45,858
Cash and cash equivalents, end of period	$18,412	$16,715

Exhibit 99.1

Ciber, Inc.
SUMMARY SEGMENT DATA
(Dollars in thousands)
(Unaudited)

Summary Segment Analysis

	Three Months Ended March 31,
	2016	2015	Change
Revenues:
International	$75,964	$96,687	(21)%
North America	99,585	105,567	(6)%
Other	764	788	(3)%
Total segment revenues	176,313	203,042	(13)%
Inter-segment	(1,262)	(1,037)	22%
Total revenues	$175,051	$202,005	(13)%

Operating income (loss) from continuing operations:
International	$(1,036)	$6,413	n/m
North America	6,544	9,996	(35)%
Other	125	76	64%
Total segment operating income	5,633	16,485	(66)%
Corporate expenses	(14,112)	(10,488)	(35)%
Operating income from continuing operations before amortization and restructuring charges	(8,479)	5,997	n/m
Goodwill impairment	(85,923)	—	100%
Amortization of intangible assets	(593)	—	n/m
Restructuring charges	(345)	(61)	n/m
Total operating income (loss) from continuing operations	$(95,340)	$5,936	n/m
_____________
n/m = not meaningful

Segments as Percent of Total Segment Revenue and Total Segment Operating Income
(excluding Inter-segment, corporate expenses, amortization and restructuring)

	Three Months Ended March 31,
	2016	2015
Revenues:
International	43%	48%
North America	57%	52%
Other	—%	—%
Total segment revenues	100%	100%

Operating income:
International	(18)%	39%
North America	116%	61%
Other	2%	—%
Total segment operating income	100%	100%

Segment Operating Margins
(excluding corporate expenses, amortization and restructuring charges)

	Three Months Ended March 31,
	2016	2015
Operating margin:
International	(1)%	7%
North America	7%	9%
Other	16%	10%
Total segment operating margin	3%	8%

Exhibit 99.1

Ciber, Inc.
NON-GAAP FINANCIAL INFORMATION
(Dollars in millions, except per share amounts)
(Unaudited)

Ciber reports its financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP financial measures used in managing our business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth in this press release, our quarterly earnings call, and our quarterly report on form 10-Q constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented below a reconciliation of these measures to the most directly comparable GAAP financial measure. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with GAAP in the United States.

Components of Revenue

	Three Months Ended March 31, 2016 Comparison to Three Months Ended March 31, 2015
	Constant Currency Revenue Decrease	Foreign Exchange Impact	GAAP Reported Revenue Decrease
Revenues:
Consolidated	(10.7)%	(2.6)%	(13.3)%

International	(15.8)%	(5.6)%	(21.4)%

	Three Months Ended March 31, 2016 Sequential Comparison to Three Months Ended December 31, 2015
	Constant Currency Revenue Decrease	Foreign Exchange Impact	GAAP Reported Revenue Decrease
Revenues:
Consolidated	(9.5)%	(0.5)%	(10.0)%

International	(12.0)%	(1.0)%	(13.0)%

Exhibit 99.1

Adjusted Results of Operations

	Consolidated*
	Three Months Ended March 31, 2016		Three Months Ended March 31, 2015		Three Months Ended December 31, 2015
	In millions	Margin	In millions	Margin	In millions	Margin
GAAP reported operating income (loss) from continuing operations	(95.3)	(54.5)%	$5.9	2.9%	$1.3	0.7%
Goodwill impairment	85.9	49.1	—	—	—	—
Restructuring charges	0.3	0.3	0.1	—	1.9	1.0
Amortization of intangible assets	0.6	0.2	—	—	0.2	0.1
Operating income (loss) from continuing operations before goodwill impairment, restructuring charges and amortization	$(8.5)	4.8%	$6.0	3.0%	$3.4	1.8%
     *Columns may not total due to rounding

	Consolidated*
	Three Months Ended March 31, 2016		Three Months Ended March 31, 2015		Three Months Ended December 31, 2015
	In millions	Per Share	In millions	Per Share	In millions	Per Share
GAAP net income (loss) from continuing operations	(97.0)	$(1.21)	4.2	$0.05	$(1.6)	$(0.02)
Goodwill impairment	85.9	1.07	—	—	—	—
Restructuring charges	0.3	—	0.1	—	1.9	0.02
Tax impact of restructuring charges	—	—	(0.2)	—	0.5	0.01
Amortization of intangibles	0.6	0.01	—	—	0.2	—
Net income (loss) from continuing operations before goodwill impairment, restructuring charges and amortization	$(10.1)	$(0.13)	$4.1	$0.05	$0.9	$0.01
*Columns may not total due to rounding